CHDT CORPORATION REPORTS RECORD PROFITS FOR

3RD Q on REVENUES OF $3,013,975

Conference Call Scheduled for Today at 11:00 a.m.

DEERFIELD BEACH, FL, November 15, 2010: CHDT Corporation, a Florida corporation (OTCBB: CHDO.OB), (“Company”), with operating subsidiaries focused on designing and manufacturing consumer products for the North American retail market, reported today the following financial results for the fiscal quarter ending September 30, 2010 (“Q3FY2010”): gross revenue of $3,013,975 versus $2,424,686 in the fiscal quarter ending September 30, 2009 (“Q3FY2009”) and a profit of $130,176 in Q3FY2010 versus a profit of $1,135 in Q3FY2009. The Company reports an order backlog of $1,600,000 for Q3FY2010.

The Company attributes the results in part to an increase in gross revenue resulted from the placement of the Eco-i-Lite products, the Company’s multi-functional power failure lights, into new sales channels as well as re-orders from existing customers, resulting in this item surpassing $10,000,000 in gross sales since its introduction in 2008. Other revenue drivers were the placement of the Company’s newest items the eBook•Lites™, and C-Lites™ as well as holiday shipments.

“This year has been a transition year as we move out of under-performing product lines and focus on our core lighting business which continues to demonstrate solid performance,” said Reid Goldstein, President of Capstone Industries, an operating subsidiary of the Company.

 The above summary of financial results is qualified in its entirety by reference to the Form 10-Q report of the Company for Q3FY2010 as filed with the Securities and Exchange Commission.

Conference Call

The Company will be holding a conference call today at 11:00 A.M. to allow shareholders and analysts the opportunity to hear management discuss the Company’s quarterly results and future outlook. To participate: Dial 1-800-791-2345 and at the prompt enter the five digit code 45101. The conference call will also be available on the Company’s website at www.chdtcorp.com shortly after the call.

About CHDT Corporation

CHDT Corporation (http://www.chdtcorp.com) is a public holding Company that engages, through its wholly owned subsidiaries, in the development, manufacturing, logistics, and distribution of consumer products to retailers and wholesalers throughout North America. See http://www.chdtcorp.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings. References to URLs in this press release does not incorporate said URLs or any of their contents in this press release.

FORWARD-LOOKING STATEMENTS: This press release, including the financial summary above, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words. These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in CHDT, which is a small business concern and a "penny stock company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the cautionary statements in current and future CHDT's SEC Filings.

Contact: Jill Mohler

jmohler@chdtcorp.com

954-252-3440, ext. 313